UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400

Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 13, 2016, WildHorse Resource Development Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as representatives of the several underwrites named therein (the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company, and purchase by the Underwriters, of 27,500,000 shares of Common Stock at a price to the public of $15.00 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 4,125,000 additional shares of Common Stock to cover over-allotments. The material terms of the Offering are described in the prospectus, dated December 13, 2016 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 15, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-214569), initially filed by the Company on November 10, 2016 (as amended, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on December 19, 2016, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $391.7 million (net of underwriting discounts, commissions and estimated offering expenses). As described in the Prospectus, the Company intends to use the net proceeds of the Offering, along with borrowings under its new revolving credit facility, to (i) fund the remaining portion of the Burleson North Acquisition (as described in the Prospectus) purchase price and (ii) repay in full and terminate the WildHorse Resources II, LLC (“WildHorse”) revolving credit facility and the Esquisto Resources II, LLC (“Esquisto”) revolving credit facility and repay in full all notes payable by Esquisto to its members.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting (Conflicts of Interest)—Other Relationships” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Master Contribution Agreement

On December 12, 2016, the Company entered into a Master Contribution Agreement (the “Master Contribution Agreement”) with WildHorse, WHR Holdings, LLC (“WildHorse Holdings”), WildHorse Investment Holdings, LLC (“WildHorse Investment Holdings”), Esquisto, Esquisto Holdings, LLC (“Esquisto Holdings”), Esquisto Investment Holdings, LLC (“Esquisto Investment Holdings”), WHE AcqCo., LLC (“Acquisition Co.”), WHE AcqCo Holdings, LLC (“Acquisition Co. Holdings) and certain other parties thereto. Subject to the terms and conditions set forth in the Master Contribution Agreement, in connection with the closing of the Offering (the “Effective Time”), (i) the current owners of WildHorse will exchange all of their interests in WildHorse for equivalent interests in WildHorse Investment Holdings and the current owners of Esquisto will exchange all of their interests in Esquisto for equivalent interests in Esquisto Investment Holdings, (ii) WildHorse Investment Holdings will contribute all of the interests in WildHorse to WildHorse Holdings, Esquisto Investment Holdings will contribute all of the interests in Esquisto to Esquisto Holdings and the current owner of Acquisition Co. will contribute all of its interests in Acquisition Co. to Acquisition Co. Holdings, (iii) WildHorse Holdings, Esquisto Holdings and Acquisition Co. Holdings will issue management incentive units to certain of our officers as described in the Prospectus and (iv) WildHorse Holdings, Esquisto Holdings and Acquisition Co. Holdings will contribute all of the interests in WildHorse, Esquisto and Acquisition Co., respectively, to us in exchange for 21,200,084 shares, 38,755,330 shares and 2,563,266 shares of our common stock, respectively. The foregoing transactions were undertaken in reliance upon an exemption from the registration requirements of the Securities Act by Section 4(a)(2) thereof.

The foregoing description is qualified in its entirety by reference to the full text of the Master Contribution Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long Term Incentive Plan

The description of the WildHorse Resource Development Corporation 2016 Long Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 under “Master Contribution Agreement” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Master Contribution Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 13, 2016, the Board of Directors of the Company (the “Board”) appointed Jonathan M. Clarkson as a member of the Board, such appointment to be effective simultaneous with the effectiveness of the Registration Statement.

As compensation for services provided as a member of the Board, Mr. Clarkson will receive (i) an annual cash retainer of $150,000 and (ii) an annual restricted stock award equal in value to approximately $150,000 (determined as of the applicable date of grant), which award is subject to a one year vesting period. Accordingly, Mr. Clarkson will receive 10,000 shares of restricted stock under the LTIP in connection with the Offering, which shares will vest in full on the first anniversary of the date of grant. The restricted stock award will be granted pursuant to the form of Restricted Stock Agreement, which is incorporated by reference as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

A fulsome description of the compensation that Mr. Clarkson will receive following the consummation of the Offering is also contained in the section of the Prospectus entitled “Executive Compensation—Director Compensation” and is incorporated herein by reference.

In connection with his appointment, Mr. Clarkson entered into the Indemnification Agreement with the Company, which is attached as Exhibit 10.13 to this Current Report on Form 8-K. A description of the Indemnification Agreement is contained below.

There are no arrangements or understandings between Mr. Clarkson and any other person pursuant to which he was selected as a director. Mr. Clarkson has no any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Clarkson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Clarkson will serve on the Board’s Audit Committee.

Long Term Incentive Plan

On December 13, 2016, the Board adopted the LTIP for the benefit of employees, directors and consultants of the Company and its affiliates. The LTIP provides for the grant of all or any of the following types of equity-based awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) stock awards, (6) dividend equivalents, (7) other stock-based awards, (8) cash awards, (9) substitute awards and (10) performance awards. Subject to adjustment in accordance with the terms of the LTIP, 9,512,500 shares of Common Stock have been reserved for delivery pursuant to awards under the LTIP. Common Stock withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or an alternative committee appointed by the Board.

The terms of the LTIP are substantially the same as the terms set forth in the form of such plan previously filed as Exhibit 10.2 to the Registration Statement, initially filed by the Company on November 10, 2016 and as described therein. The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Executive Change in Control and Severance Benefit Plan

On December 13, 2016, the Board adopted the WildHorse Resource Development Corporation Executive Change in Control and Severance Benefit Plan (the “CIC Plan”) for the benefit of certain executives who are selected by the Board or an alternative committee appointed by the Board. The CIC Plan provides certain payments and benefits to participants upon a qualifying termination (including termination due to death, “disability,” by the Company and its affiliates without “cause” or by the participant for “good reason”) or the occurrence of a “change in control” (each quoted term as defined in the CIC Plan).

The terms of the CIC Plan are substantially the same as the terms set forth in the form of such plan previously filed as Exhibit 10.5 to the Registration Statement, initially filed by the Company on November 10, 2016 and as described therein. The foregoing description of the CIC Plan is not complete and is qualified in its entirety by reference to the full text of the CIC Plan, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Indemnification Agreements

Also on December 13, 2016, in connection with the Offering, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify each such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreements, which are attached as Exhibits 10.4 through 10.13 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of December 13, 2016, by and among WildHorse Resource Development Corporation, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as representatives of the several underwrites named therein.

2.1	Master Contribution Agreement, dated December 12, 2016, by and among WildHorse Resource Development Corporation and the other parties named therein.

10.1	WildHorse Resource Development Corporation 2016 Long Term Incentive Plan.

Exhibit Number	Description

10.2	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Form S-1 Registration Statement (File No. 333-214569) filed with the Commission on November 23, 2016)).

10.3	WildHorse Resource Development Corporation Executive Change in Control and Severance Benefit Plan.

10.4	Indemnification Agreement (Jay C. Graham).

10.5	Indemnification Agreement (Anthony Bahr).

10.6	Indemnification Agreement (Andrew J. Cozby).

10.7	Indemnification Agreement (Steve Habachy).

10.8	Indemnification Agreement (Kyle N. Roane).

10.9	Indemnification Agreement (Richard D. Brannon).

10.10	Indemnification Agreement (Scott A. Gieselman).

10.11	Indemnification Agreement (David W. Hayes).

10.12	Indemnification Agreement (Tony R. Weber).

10.13	Indemnification Agreement (Jonathan M. Clarkson).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: December 16, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of December 13, 2016, by and among WildHorse Resource Development Corporation, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as representatives of the several underwrites named therein.

2.1	Master Contribution Agreement, dated December 12, 2016, by and among WildHorse Resource Development Corporation and the other parties named therein.

10.1	WildHorse Resource Development Corporation 2016 Long Term Incentive Plan.

10.2	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Form S-1 Registration Statement (File No. 333-214569) filed with the Commission on November 23, 2016)).

10.3	WildHorse Resource Development Corporation Executive Change in Control and Severance Benefit Plan.

10.4	Indemnification Agreement (Jay C. Graham).

10.5	Indemnification Agreement (Anthony Bahr).

10.6	Indemnification Agreement (Andrew J. Cozby).

10.7	Indemnification Agreement (Steve Habachy).

10.8	Indemnification Agreement (Kyle N. Roane).

10.9	Indemnification Agreement (Richard D. Brannon).

10.10	Indemnification Agreement (Scott A. Gieselman).

10.11	Indemnification Agreement (David W. Hayes).

10.12	Indemnification Agreement (Tony R. Weber).

10.13	Indemnification Agreement (Jonathan M. Clarkson).